UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2005

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1833 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 856-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2005, the registrant, Encore Credit Corp., a direct wholly owned subsidiary of the registrant (“Encore”), Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant, and Wachovia Bank, National Association entered into an Amended and Restated Master Repurchase Agreement (the “Master Repurchase Agreement”). The purpose of the Master Repurchase Agreement was to amend and restate the Master Repurchase Agreement, dated as of December 1, 2004, in order to amend the definition of “Maximum Aggregate Purchase Price,” to mean an amount equal to $1,000,000,000, which extends through March 31, 2006, and to provide for the corporate reorganization and the registrant’s real estate investment trust requirements. The Master Repurchase Agreement is filed as Exhibit 10.1.

Item 8.01. Other Events.

On March 22, 2005, the registrant issued a press release announcing the completion of a $1.6 billion asset-backed securitization. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Master Repurchase Agreement, dated as of March 16, 2005, by and among ECC Capital Corporation, Encore Credit Corp., Bravo Credit Corporation and Wachovia Bank, National Association.

99.1	Press Release dated March 22, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

March 22, 2005	By:	/s/ Shahid S. Asghar
Shahid S. Asghar
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Master Repurchase Agreement, dated as of March 16, 2005, by and among ECC Capital Corporation, Encore Credit Corp., Bravo Credit Corporation and Wachovia Bank, National Association.

99.1	Press Release dated March 22, 2005.